Exhibit 23.2


            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-120139) of USA Technologies, Inc. of our report dated September 2, 2005, with respect to the consolidated financial statements and schedule of USA Technologies, Inc. included in this Annual Report (Form 10-K) for the year ended June 30, 2005.

                                                /s/ Goldstein Golub Kessler LLP

New York, NY
September 27, 2005